EXHIBIT 99.77.Q1
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ITEM 77.Q1 (A) - NEW INVESTMENT ADVISORY AGREEMENTS

1. Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB High Yield Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 16 filed on April 12, 2000.

2. Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB Technology Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 18 filed on September 1, 2000.